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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated May 9, 2000 for Unity Emerging Technology Venture One Ltd. included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

New York, New York
May 10, 2000